Exhibit 5.1

[LETTERHEAD OF COVINGTON & BURLING LLP]

May 29, 2007

Acorda Therapeutics, Inc.
15 Skyline Drive
Hawthorn, NY 10532

Ladies and Gentlemen:

We have acted as counsel to Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (such registration statement is herein referred to as the “Registration Statement”), of up to $150,000,000 of one or more of the following securities (collectively, the “Securities”) which may be issued by the Company, from time to time, under the Registration Statement: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion or exercise of the other Securities included in the Registration Statement, (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the conversion or exercise of the Debt Securities and Warrants (as defined herein) included in the Registration Statement, (iii) debt securities (the “Debt Securities”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof, and (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof.

We have also acted as counsel to the Company in connection with the registration by the Company pursuant to the Registration Statement of up to an additional 1,367,700 shares of Common Stock (the “Secondary Shares”) which are being offered for resale by certain selling stockholders of the Company, including 67,476 shares of Common Stock issuable upon the conversion of a convertible promissory note (the “Outstanding Note”) held by one of the selling stockholders.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed further that the certificates for the Secondary Shares conform to the specimen incorporated by reference as an exhibit to the Registration Statement and have been duly countersigned by the transfer agent of the Company’s Common Stock and duly registered by the registrar of the Company’s Common Stock.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(1)  When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) the shares of Common Stock with consideration so fixed have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, and assuming compliance with the Act, then, upon the happening of such events, such shares of Common Stock (including any shares of Common Stock to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will be validly issued, fully paid and non-assessable.

(2)  When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize the issuance of shares of such series of Preferred Stock and fix or otherwise determine the consideration to be received for such shares, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) the shares of Preferred Stock with terms so fixed have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, and assuming compliance with the Act, then, upon the happening of such events, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)  When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Debt Securities, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, and assuming compliance with the Act, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)  When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Warrants, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Warrants have been duly executed and authenticated in accordance with any applicable warrant agreement and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, and assuming compliance with the Act, then, upon the happening of such events, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)  The Secondary Shares that have been issued and are outstanding have been duly authorized and are validly issued, fully paid and non-assessable.

(6)  The Secondary Shares that are initially issuable upon conversion of the Outstanding Note, when issued in accordance with the terms of the Outstanding Note, will be validly issued, fully paid and non-assessable.

The foregoing opinion is subject to the following qualifications:

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law;  (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, or arbitration provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; or (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest.

We are members of the bar of the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York, the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the Federal law of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ COVINGTON & BURLING LLP